UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2014 (June 12, 2014)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1800

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 12, 2014, Sanchez Energy Corporation (the “Company”),  Sanchez Oil & Gas Corporation, TAEP Security Trust and A.R. Sanchez, Jr. (collectively, the ‘‘Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Johnson Rice & Company L.L.C., as representative of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale of 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Company, at a price to the public of $35.25 per share ($33.5757 per share, net of underwriting discounts). The Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock on the same terms.

The Company will receive net proceeds of approximately $167.5 million (after deducting underwriting discounts and commissions and estimated offering expenses) from the sale of the shares of Common Stock. The Company intends to use the net proceeds of the Common Stock offering, together with the net proceeds from its Notes (as defined below) offering or borrowings under its credit facility, to fund the Company’s pending Catarina acquisition (the “Catarina Acquisition”). If the Catarina Acquisition is not consummated, the Company intends to use the net proceeds from the Common Stock offering for general corporate purposes, including working capital and to repay borrowings under its credit facility. The Company will not receive any proceeds from the sale of stock by the Selling Stockholders. The offering of Common Stock is expected to close on June 18, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise. The offering is being made pursuant to a prospectus supplement dated June 12, 2014, a base prospectus dated January 14, 2013 and a base prospectus dated June 11, 2014, relating to the Company’s effective shelf registration statements on Form S-3 (File No. 333-185853 and File No. 333-196653).

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Purchase Agreement

On June 13, 2014, the Company entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), providing for the offer and sale of $850 million in aggregate principal amount of 6.125% senior notes due 2023 (the “Notes”). The issuance and sale of the Notes is expected to close on June 27, 2014.

The Company will receive net proceeds of approximately $830.5 million (after deducting the Initial Purchasers’ discounts and estimated offering expenses) from the sale of the Notes. If closing of the Notes offering occurs prior to closing of the Catarina Acquisition, the Company will deposit the net proceeds of the Notes offering into escrow. The proceeds will be released from escrow at the closing of the Catarina Acquisition. When released from escrow, the Company intends to use the net proceeds from the Notes offering to fund the Catarina Acquisition (together with the net proceeds from its Common Stock offering described above) and for general corporate purposes, including working capital and to repay borrowings under the Company’s credit facility.

If the Catarina Acquisition is not consummated on or prior to August 31, 2014, or if the related purchase and sale agreement is terminated at any time prior thereto, the Company will use the net proceeds from the Notes offering for redemption of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to the redemption date.

The Notes are being offered and sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act. The Notes are being offered by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Purchase Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, obligations of the parties and termination provisions. The Company and Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Company and the Guarantors also agreed to enter into a registration rights agreement for the benefit of the holders of the Notes.

The Purchase Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

*********

From time to time, certain of the Underwriters, the Initial Purchasers and their respective affiliates have provided, and may continue to provide, investment banking, commercial banking (including as lenders under the Company’s credit facility) and other financial services to the Company and its affiliates in the ordinary course of their respective businesses, and have received, and may continue to receive, customary compensation for such services. Certain of the Initial Purchasers and Underwriters and/or their affiliates are acting, and will continue to act, as lenders under the Company’s credit facility and may receive a portion of the net proceeds from the Notes and Common Stock offerings. Certain of the Underwriters in the Common Stock offering are acting as Initial Purchasers in the Notes offering.

This Current Report on Form 8-K includes forward-looking statements as defined under federal law. Although the Company believes that its expectations are based upon reasonable assumptions, no assurance can be given that the Company’s goals will be achieved, including statements regarding its ability to close the Notes offering, the Common Stock offering or the Catarina Acquisition, and to use the net proceeds from such offerings as indicated above. Actual results may vary materially. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Item 8.01.  Other Events.

On June 11, 2014, the Company announced that it had commenced the offering of Common Stock described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 11, 2014, the Company issued a press release announcing the private offering of $700 million aggregate principal amount of Notes described in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

On June 12, 2014, the Company announced that it had priced the offering of Common Stock described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K.

On June 13, 2014, the Company announced that it had upsized and priced the offering of Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.4 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated June 12, 2014, by and among Sanchez Energy Corporation, the Selling Stockholders and Johnson Rice & Company L.L.C., as representative of the several underwriters named therein

10.1

Purchase Agreement, dated June 13, 2014, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

99.1	Press release, dated June 11, 2014, announcing the offering of Common Stock

99.2	Press release, dated June 11, 2014, announcing the offering of Notes

99.3	Press release, dated June 12, 2014, announcing the pricing of the offering of Common Stock

99.4	Press release, dated June 13, 2014, announcing the upsizing and pricing of the offering of Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: June 16, 2014	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated June 12, 2014, by and among Sanchez Energy Corporation, the Selling Stockholders and Johnson Rice & Company L.L.C., as representative of the several underwriters named therein

10.1

Purchase Agreement, dated June 13, 2014, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

99.1	Press release, dated June 11, 2014, announcing the offering of Common Stock

99.2	Press release, dated June 11, 2014, announcing the offering of Notes

99.3	Press release, dated June 12, 2014, announcing the pricing of the offering of Common Stock

99.4	Press release, dated June 13, 2014, announcing the upsizing and pricing of the offering of Notes